Exhibit 99.3

ECOREADY CORPORATION
PRO FORMA BALANCE SHEET
December 31, 2010
(Unaudited)

	As Reported		Pro Forma
	Centrancan Incorporated	Perf Power Corp
	12/31/2009	12/31/2009	Adjustments		Combined

ASSETS

CURRENT ASSETS:
Cash	$-	$2,415	$650,000	2	$652,415
Stockholder advance		3,000	-		3,000
Inventory, net		24,948	-		24,948
Advance to Perf Go-Green Holdings, Inc. – related party		93,070	-		93,070

Total Current Assets	-	123,433	650,000		773,433

Total Assets	$-	$123,433	$650,000		$773,433

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable ad accrued expenses	118,569	26,548	-		145,117
Accrued expenses	33,921		65,000	2	98,921
Note payable	72,859		-		72,859

Total Current Liabilities	225,349	26,548	65,000		316,897

DERIVATIVE LIABILITES		-	1,412,702	3	1,412,702

TOTAL LIABILITES		26,548	1,477,702		1,729,599

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock	-	-	-		-
Common stock	40	4,940	25,472	1	30,452
Additional paid-in capital	137,008	99,900	(387,869	)1	(150,961)
Accumulated deficit	(362,397)	(7,955)	(465,305	)1,3	(835,657)

Total Stockholders' Equity	(225,349)	96,885	(827,702)		(956,166)

Total Liabilities and Stockholders' Equity	$-	$123,433	$650,000		$773,433

			$-		$-

1	To record the share exchange
2	To record the $650,000 promissory notes
3	To record the derivative associated with the promissory notes
4	To record the interest expense associated with the promissory notes

ECOREADY CORPORATION
PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(Unaudited)

	As Reported		Pro Forma

	Centrancan Incorporated	Perf Power Corp
	12/31/2009	12/31/2009	Adjustments		Combined

TOTAL REVENUES	$-	$-	$-		$-

COST OF REVENUES	-	-	-		-

GROSS PROFIT	-	-	-		-

OPERATING EXPENSES:
General and administrative expenses	18,457	7,955			26,412

Total Operating Expenses	18,457	7,955	-		26,412

INCOME (LOSS) FROM OPERATIONS	(18,457)	(7,955)	-		(26,412)

OTHER (INCOME) EXPENSE:
Derivative expense	-	-	(762,702	)3	(762,702)
Interest expense	(7,387)	-	(65,000	)2	(72,387)

Total Other Income, net	(7,387)	-	(827,702)		(835,089)

INCOME (LOSS) BEFORE INCOME TAXES	(25,844)	(7,955)	(827,702)		(861,501)
AND MINORITY INTEREST

DEEMED DIVIDEND	-	-			-

NET INCOME (LOSS)	$(25,844)	$(7,955)	$(827,702)		$(861,501)

Ecoready Corporation
Notes to the Consolidated Pro-forma Balance Sheet and Statement of Operations
December 31, 2009
(unaudited)

1.	Basis of Presentation

On May 11, 2010, Ecoready Coporation (“Ecoready” or the “Company”) entered into a share exchange agreement with PerfPower Corporation (“Perf Power”), a private corporation.  On the closing date, pursuant to the terms of the share exchange agreement, Ecoready acquired all of the outstanding shares of PerfPower from the PerfPower Shareholders; and the Perf Power Shareholders transferred and contributed all of their PerfPower Shares to Ecoready Corporation. In exchange, Ecoready issued to the PerfPower Shareholders, 28,970,000 shares or approximately 95.4% of the shares of common stock of the Company issued and outstanding after the closing of the share exchange agreement.  In addition, on the Closing Date, EcoReady  paid $100,000 to the Majority Shareholders and the remaining $50,000 was paid in the form of two $25,000 EcoReady promissory notes in favor of each of Michael Farkas and Frome,  bearing no interest, which matured on June 20, 2010.

This pro-forma consolidated balance sheet has been derived from the unaudited balance sheet of Ecoready , and Perfpower as at December 31, 2009, and gives effect to the proposed share exchange agreement. Upon completion of the terms of the share exchange agreement Ecoready will have acquired 100% of the issued and outstanding common shares of Perfpower.

The accompanying pro-forma consolidated balance sheet and Statement of Operation has been prepared as if the agreement had occurred on December 31, 2009 and the adjustments disclosed in Note 2 had occurred on the same date. In the opinion of management, the pro-forma balance sheet and Statement of Operations includes all the adjustments necessary for fair presentation, inclusive of the effect of the assumptions stated in Note 2.

The pro-forma consolidated balance sheet is not necessarily reflective of the financial position that would have resulted if the events noted herein under the share exchange agreement had occurred on December 31, 2009, but rather reflects the pro-forma presentation of specific transactions currently proposed. Further, this pro-forma consolidated balance sheet is not necessarily indicative of the financial position that may exist in the future.

2.	Pro-forma Adjustments

The pro-forma balance sheet gives effect to the following transactions as if they had occurred at December 31, 2009:

(1)	The Company issued 28,970,000 shares of the Company’s common stock in exchange for 100% of the outstanding common stock of Perf Power. The transaction is accounted for as a reverse merger.

(2)
Immediately after the Share Exchange, the Company entered into subscription agreements with certain subscribers for the issuance and sale of (i) of $650,000 in Secured Convertible Promissory Notes, convertible into shares of Common Stock at a per share conversion price of $0.30; and (ii) 3,250,000 Series A Warrants and 3,250,000 Series B Warrants to purchase shares of Company Common Stock.

The notes accrue interest at 10%.  The pro forma adjustments allow for a full $65,000 of accrued interest as if the instrument was issued on January 1, 2009.

(3)
The Company identified full ratchet provisions embedded in the Secured Convertible Promissory Notes and Warrants.  The Company bifurcated these features at fair value and recorded a derivative liability.  Because the derivative value exceeded the face amount of the instrument, the Company recorded a derivative expense in the amount of $762,702.  The Company calculated fair value utilizing a binomial option pricing model.

3.	Secured Convertible Promissory Notes

Immediately after the Share Exchange, the Company entered into subscription agreements with certain subscribers for the issuance and sale of (i) of $650,000 in Secured Convertible Promissory Notes, convertible into shares of Common Stock at a per share conversion price of $0.30; and (ii) 3,250,000 Series A Warrants and 3,250,000 Series B Warrants to purchase shares of Company Common Stock.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.  The Company’s convertible preferred stock and warrants approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2009.

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative warrant liability at every reporting period and recognizes gains or losses in the consolidated statements of operations and comprehensive income (loss) that are attributable to the change in the fair value of the derivative warrant liability.

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheets:

		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total

Derivative conversion features and warrant liabilities	$1,412,702	$-	$-	$1,412,702	$1,412,702

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year  ended December 31, 2009:

	Fair Value Measurement Using Level 3 Inputs
	Derivative warrants	Total

Balance, December 31, 2008	$-	$-
Total gains or losses (realized/unrealized) included in net loss	-	-
Purchases, issuances and settlements	1,412,702	1,412,702
Transfers in and/or out of Level 3	-	-
Balance, December 31, 2009	$1,412,702	$1,412,702